Exhibit 99.1

Terrestrial Energy Reports Third Quarter 2026 Results

~ Selected as Advanced Nuclear Technology Supplier for Ameresco Project at U.S. Army’s Aberdeen Proving Ground, Extending Pipeline into Federal Government and Defense ~

~ Submits Two Topical Reports to NRC, Completing 2026 Guidance ~

CHARLOTTE, N.C. — November 10, 2026 — Terrestrial Energy Inc. (NASDAQ: IMSR) (“Terrestrial Energy” or “the Company”), a leader in Generation IV molten salt nuclear plants supplying electricity and high-temperature industrial heat, today announced its financial results for the third quarter ended September 30, 2026.

“Our selection for Ameresco’s project with the U.S. Army extends our commercial pipeline into the federal government and defense, and with our Thermal and Electric Facility Topical Report, we delivered on our guidance of at least three submissions to the NRC this year,” said Simon Irish, Chief Executive Officer of Terrestrial Energy. “We are focused on the race to fleet deployment, and on delivering nuclear power at fleet scale. The world needs innovative nuclear plants for new sources of clean, firm, affordable energy, and those fundamentals continue to strengthen supporting our business plan.”

Engineering and Regulatory Highlights:

●	Submitted its Graphite Topical Report to the U.S. Nuclear Regulatory Commission (NRC), seeking approval of the Company’s methodology to qualify graphite for the IMSR Core-unit.
●	Submitted the Thermal and Electric Facility (TEF) Topical Report after quarter end, seeking NRC confirmation that the TEF is a non-nuclear part of the IMSR Plant that can be constructed and operated without NRC permits or licenses. The submission completes the Company’s 2026 guidance of at least three Topical Reports.

Supply Chain Developments:

●	Commenced engineering work with Zachry Nuclear under the Engineering Services Agreement, supporting site characterization and NRC Construction Permit application work at the Texas A&M-RELLIS site.

●	Developed fuel, component and services supply for Projects TETRA and TEFLA.

Commercial Pipeline of IMSR Plant Projects:

●	Selected as the advanced nuclear technology supplier for Ameresco, Inc.’s (NYSE: AMRC) power project at the U.S. Army’s Aberdeen Proving Ground in Maryland, the second IMSR Plant project the Company has disclosed this year. This is in line with guidance provided at the beginning of the year, to announce details on one to three additional projects. The Army selected Ameresco through a competitive process under its Strategic Capital Initiatives, a program for partnering with private capital to modernize military installations. The selection builds on the parties’ June 2025 Memorandum of Understanding.
●	Appointed David Williams as Chief Commercial Officer after quarter end, effective October 19, 2026, bringing four decades of power sector experience including senior roles at Kiewit Nuclear Solutions and Fluor.

Performance, Liquidity and Capital Structure:

●	Reported a net loss of $11.0 million, compared to a net loss of $9.4 million for the second quarter 2026. This change was primarily driven by:
◦	$0.9 million increase in R&D, including fuel testing and lease costs related to RELLIS.
◦	$0.5 million increase in G&A due to stock-based compensation, driven by awards to new hires as the Company grows its management resources and headcount.
●	Ended third quarter with $276.3 million in Cash and Cash Equivalents and Short-term Investments, compared to $283.4 million at second quarter end, with total liabilities of $8.6 million and no debt.
●	Reported cash burn of $7.1 million, an increase of $0.7 million compared to second quarter. The increase largely reflects higher R&D activity associated with fuel development and testing. The Company expects cash burn to increase as it ramps projects in future quarters, including TETRA and TEFLA.
●	Ended third quarter with 105.9 million shares issued and outstanding, unchanged from second quarter end, consisting of 82.7 million common shares and 23.2 million exchangeable shares.
●	Authorized a share repurchase program of up to $25 million of the Company’s common stock, funded with existing cash on hand, subsequent to quarter end.

Conference Call and Webcast

Terrestrial Energy will host a conference call today at 8:30 a.m. Eastern Time to discuss the Company’s financial results. The live webcast of the conference call and accompanying presentation materials can be accessed through Terrestrial Energy’s website at ir.terrestrialenergy.com. For those unable to access the webcast, the conference call can be accessed by dialing (877) 407-4019 (domestic) or +1 (201) 689-8337

(international) and requesting the Terrestrial Energy Third-Quarter 2026 Earnings Conference Call. For those unable to listen to the live conference call, a replay will be available after the call through the archived webcast in the Events section of Terrestrial Energy’s investor relations website or by dialing (877) 660-6853 or (201) 612-7415. The access code for the replay is 13763207. The replay will be available until 11:59 PM ET on November 24, 2026.

About Terrestrial Energy

Terrestrial Energy is a developer of Generation IV nuclear plants powered by its Integral Molten Salt Reactor (IMSR) technology, delivering innovation in efficiency, cost, versatility and functionality. The IMSR Plant is small, modular and designed to supply low-cost, reliable, high-temperature heat and electricity for industrial applications, including data centers and petrochemical synthesis. By extending nuclear energy beyond power markets, the IMSR Plant supports clean firm heat and power, self-reliance, grid reliability and economic growth. Using proven molten salt technology and inexpensive standard-assay low-enriched uranium fuel, Terrestrial Energy is working with regulators, suppliers and partners toward fleet deployment of IMSR Plants across multiple sites in the U.S. in the 2030s. Learn more: terrestrialenergy.com.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Statements that refer to expectations, milestones, projections, forecasts, beliefs, intentions and strategies are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions identify forward-looking statements.

These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effects on the Company. These forward-looking statements involve a number of risks and uncertainties that may cause actual results or performance to differ materially from those expressed or implied, including risks related to (i) the development, manufacture and construction of IMSR Plants and key components, including delays, cost overruns and contractor performance issues; (ii) our ability to obtain regulatory approvals and licenses on a timely basis or at all; (iii) the accuracy of our estimates regarding lifetime revenue and gross margin of IMSR Plants and our serviceable addressable market; (iv) the ability of management to manage growth; (v) the possibility that we may be adversely affected by other economic, business, and competitive factors (including from alternative energy technologies, energy price volatility, and competition from other advanced reactor developers); (vi) potential supply chain constraints and cost inflation for specialized nuclear-grade materials and components; (vii) failure to comply with laws and regulations governing the use, transportation, and disposal of toxic, hazardous and radioactive materials; (viii) changes in domestic and foreign business, financial and political conditions and in applicable laws and regulations (including tariffs); (ix) our ability to raise additional funding in the future; (x) the outcome of any legal proceedings; and (xi) other risks and uncertainties described in documents we file with the Securities and Exchange Commission, including the risks and uncertainties described in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

In addition, there may be other risks that we are not currently aware of, or that we currently believe are immaterial, that could also cause actual results to differ from those described herein. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward-looking statements except as may be required under applicable securities laws.

Terrestrial Energy Investor Center:

https://www.terrestrialenergy.com/investors

Terrestrial Energy Media & Contact:

investor@terrestrialenergy.com

media@terrestrialenergy.com

Terrestrial Energy Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share data)

(Unaudited)

	September 30,	December 31,
	2026	2025
ASSETS
Current assets
Cash and cash equivalents	$94,787	$97,164
Short-term investments	181,547	200,626
Prepaid expenses and other current assets	1,647	1,769
Total current assets	277,981	299,559

Property and equipment, net	920	835
Intangible assets, net	678	708
Operating lease right-of-use assets	3,182	1,732
Finance lease right-of-use assets	57	82
Other assets	56	64
Total Assets	$282,874	$302,980

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$5,309	$5,501
Operating lease liabilities, current	1,608	383
Finance lease liabilities, current	34	33
Total current liabilities	6,951	5,917

Operating lease liabilities, noncurrent	1,635	1,601
Finance lease liabilities, noncurrent	28	56
Total liabilities	8,614	7,574

Commitments and Contingencies (Note 11)

Stockholders’ Equity
Common shares, $0.0001 par value; 500,000,000 authorized shares; 82,718,567 and 81,771,422 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	8	8
Exchangeable shares, $0.0001 par value; 23,216,687 and 24,011,017 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	2	2
Additional paid-in-capital	427,646	418,815
Accumulated deficit	(155,554)	(124,625)
Accumulated other comprehensive income	2,158	1,206
Total stockholders’ equity	274,260	295,406
Total liabilities and stockholders’ equity	$282,874	$302,980

The accompanying notes are an integral part of these condensed consolidated financial statements.

Terrestrial Energy Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share data)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2026	2025	2026	2025

OPERATING EXPENSES
Research and development costs	$4,391	$3,362	$12,455	$6,211
General and administrative	8,538	4,749	23,871	11,569
Depreciation and amortization	133	287	339	666
Total Operating Expenses	13,062	8,398	36,665	18,446
OPERATING LOSS	(13,062)	(8,398)	(36,665)	(18,446)

OTHER INCOME (EXPENSE)
Government grants	168	268	256	436
Interest expense	(2)	(1,248)	(4)	(3,785)
Interest expense – related party	—	(92)	—	(254)
Interest and dividend income	1,940	158	5,874	169
Foreign exchange gain (loss)	(8)	33	(212)	100
OTHER INCOME (EXPENSE)	2,098	(881)	5,914	(3,334)

Net loss before income tax	(10,964)	(9,279)	(30,751)	(21,780)
Income tax expense	(63)	—	(178)	—
Net loss	(11,027)	(9,279)	(30,929)	(21,780)

Loss per common share, basic and diluted	$(0.10)	$(0.14)	$(0.29)	$(0.34)
Weighted-Average Shares of Common Shares Outstanding, Basic and diluted	105,935,254	65,983,627	105,911,671	64,118,791

Net loss	$(11,027)	$(9,279)	$(30,929)	$(21,780)
Other comprehensive income (loss) net of tax:
Foreign currency translation adjustments	317	28	(36)	(237)
Change in net unrealized gains on short-term and long-term investments	290	—	988	—
Comprehensive loss	$(10,420)	$(9,251)	$(29,977)	$(22,017)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Terrestrial Energy Inc.

Condensed Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

(in thousands, except share data)

(Unaudited)

						Accumulated
					Additional	Other		Total
	Common Shares		Exchangeable Shares		Paid-In-	Comprehensive	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Income	Deficit	Equity
Balance as of January 1, 2026	81,771,422	$8	24,011,017	$2	$418,815	$1,206	$(124,625)	$295,406
Stock-based compensation	—	—	—	—	2,761	—	—	2,761
Shares issued upon exercise of options	140,815	—	—	—	158	—	—	158
Conversion of exchangeable shares to common shares	318,197	—	(318,197)	—	—	—	—	—
Issuance of shares for private placement	12,000	—	—	—	—	—	—	—
Currency translation adjustments	—	—	—	—	—	(64)	—	(64)
Change in unrealized gains on short-term and long-term investments	—	—	—	—	—	838	—	838
Net loss	—	—	—	—	—	—	(10,503)	(10,503)
Balance, March 31, 2026	82,242,434	$8	23,692,820	$2	$421,734	$1,980	$(135,128)	$288,596
Stock-based compensation	—	—	—	—	2,886	—	—	2,886
Conversion of exchangeable shares to common shares	476,133	—	(476,133)	—	—	—	—	—
Currency translation adjustments	—	—	—	—	—	(289)	—	(289)
Change in unrealized gains on short-term and long-term investments	—	—	—	—	—	(140)	—	(140)
Net loss	—	—	—	—	—	—	(9,399)	(9,399)
Balance, June 30, 2026	82,718,567	$8	23,216,687	$2	$424,620	$1,551	$(144,527)	$281,654
Stock-based compensation	—	—	—	—	3,026	—	—	3,026
Currency translation adjustments	—	—	—	—	—	317	—	317
Change in unrealized gains on short-term and long-term investments	—	—	—	—	—	290	—	290
Net loss	—	—	—	—	—	—	(11,027)	(11,027)
Balance, September 30, 2026	82,718,567	$8	23,216,687	$2	$427,646	$2,158	$(155,554)	$274,260

						Accumulated
					Additional	Other		Total
	Common Shares		Exchangeable Shares		Paid-In-	Comprehensive	Accumulated	Stockholders'
	Shares*	Amount	Shares*	Amount	Capital	Income (Loss)	Deficit	Deficit
Balance as of January 1, 2025, as recast	39,159,901	$4	24,011,017	$2	$82,774	$337	$(96,608)	$(13,491)
Stock-based compensation	—	—	—	—	180	—	—	180
Issuance of warrants in connection with convertible notes, net of tax	—	—	—	—	2,595	—	—	2,595
Currency translation adjustments	—	—	—	—	—	(827)	—	(827)
Net loss	—	—	—	—	—	—	(6,252)	(6,252)
Balance, March 31, 2025	39,159,901	$4	24,011,017	$2	$85,549	$(490)	$(102,860)	$(17,795)
Stock-based compensation	—	—	—	—	214	—	—	214
Currency translation adjustments	—	—	—	—	—	562	—	562
Net loss	—	—	—	—	—	—	(6,249)	(6,249)
Balance, June 30, 2025	39,159,901	$4	24,011,017	$2	$85,763	$72	$(109,109)	$(23,268)
Stock-based compensation	—	—	—	—	363	—	—	363
Issuance of Series A-1 preferred shares for cash	2,812,708	—	—	—	25,797	—	—	25,797
Currency translation adjustments	—	—	—	—	—	28	—	28
Net loss	—	—	—	—	—	—	(9,279)	(9,279)
Balance, September 30, 2025	41,972,609	$4	24,011,017	$2	$111,923	$100	$(118,388)	$(6,359)

* The shares of the Company’s common stock prior to the Recapitalization have been retrospectively recast to reflect the change in the capital structure as a result of the Recapitalization as described in Note 1.

The accompanying notes are an integral part of these condensed consolidated financial statements.

Terrestrial Energy Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Nine months ended
	September 30,
	2026	2025
Cash flows from operating activities
Net loss	$(30,929)	$(21,780)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	339	666
Amortization of debt discount	—	1,923
Interest income and accretion of discount on investments, net	(55)	—
Stock-based compensation	8,673	757
Unrealized foreign currency transaction gains	(157)	(311)
Noncash lease expense	661	263
Changes in operating assets and liabilities
Prepaid expenses and other current assets	178	(494)
Accounts payable and accrued expenses	(374)	6,229
Accrued interest	—	1,641
Accrued interest - related party	—	326
Operating lease payments	(565)	(48)
Net cash used in operating activities	(22,229)	(10,828)

Cash flows from investing activities
Purchases of intangible assets	(22)	(35)
Purchases of property and equipment	(388)	(994)
Purchase of investments	(155,240)	—
Proceeds from redemptions of investments	175,307	—
Net cash provided by (used in) investing activities	19,657	(1,029)

Cash flows from financing activities
Proceeds from issuance of convertible notes	—	9,335
Proceeds from issuance of convertible notes – related parties	—	1,650
Proceeds from Series A-1 preferred shares issuance	—	25,797
Proceeds from the exercise of stock options for common shares	158	—
Repayment of finance lease liabilities	(27)	(113)
Net cash provided by financing activities	131	36,669

Effect of exchange rate changes on cash and cash equivalents	64	(94)

(Decrease) increase in cash and cash equivalents during the period	(2,377)	24,718
Cash and cash equivalents, beginning of period	97,164	3,022
Cash and cash equivalents, end of period	$94,787	$27,740

Supplemental noncash investing and financing activities
Recognition of warrants in connection with convertible notes, net of tax	$—	$2,595
Operating lease liabilities obtained in exchange for operating lease assets	$2,137	$—
Finance lease liabilities obtained in exchange for finance lease assets	$—	$43

The accompanying notes are an integral part of these condensed consolidated financial statements.